Exhibit 1.1

EXECUTION VERSION
3,250,000 Shares
HEARTLAND EXPRESS, INC.
Common Stock
UNDERWRITING AGREEMENT
March 4, 2015
STIFEL, NICOLAUS & COMPANY, INCORPORATED
STEPHENS INC.
Wells Fargo Securities, LLC
BB&T Capital Markets, a division of BB&T Securities, LLC
As Representatives of the Several Underwriters
listed on Schedule I hereto
c/o Stifel, Nicolaus & Company, Incorporated
One South Street, 17th Floor
Baltimore, Maryland 21202
Ladies and Gentlemen:
The 2009 Gerdin Heartland Trust UTA 7/15/2009 (the “Selling Stockholder”), a stockholder of Heartland Express, Inc., a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 3,250,000 shares (the “Firm Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). In addition, the Selling Stockholder has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 487,500 shares of Common Stock. The additional 487,500 shares to be sold by the Selling Stockholder are referred to in this Underwriting Agreement (this “Agreement”) as the “Additional Shares.” The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.” Stifel, Nicolaus & Company, Incorporated, Stephens Inc., Wells Fargo Securities, LLC and BB&T Capital Markets, a division of BB&T Securities, LLC, are acting as the representatives of the several Underwriters and in such capacity are referred to in this Agreement as the “Representatives.”
The Company and the Selling Stockholder wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Selling Stockholder.

1.Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), an automatic shelf registration statement on Form S-3 (File No. 333-202425) covering the registration of the sale of the Shares under the Act, which became effective under Rule 462(e) under the Act and which includes a prospectus subject to completion (together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, the “Base Prospectus”). Any reference in this Agreement to the “Registration Statement” as of any time shall mean such automatic shelf registration statement, as amended by any post-effective amendments thereto to such time, including any financial statements, exhibits and schedules thereto to such time, and the information deemed pursuant to Rule 430B under the Act (“Rule 430B”) to be part thereof (“Rule 430 Information”) (including any Rule 430 Information in any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act); and any reference in this Agreement to the “Registration Statement” without reference to a time means such automatic shelf registration statement, as amended by any post-effective amendments thereto as of the time of the first contract of sale for any of the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including any financial statements, exhibits and any schedules thereto as of such time, and any Rule 430B Information (including any Rule 430 Information in any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act). The Base Prospectus together with the prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with confirmation of sales of the Shares are collectively referred to herein as the “Prospectus.” The Base Prospectus together with any preliminary prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) that amends or supplements such prospectus and each other amendment or supplement to such prospectus from time to time until the date of the Prospectus is referred to in this Agreement as a “Preliminary Prospectus.” Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act (“Rule 405”), and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Common Stock. “Time of Sale Information” shall mean the Preliminary Prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto and the pricing information set forth in Schedule II hereto.

2.Agreements to Sell and Purchase. Upon the terms and conditions set forth herein and at the purchase price per Share set forth in the next sentence, the Selling Stockholder agrees to sell the Firm Shares to the Underwriters. Upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholder herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder at a purchase price of $23.0375 per Share (the “purchase price per Share”) the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, subject to adjustments in accordance with Section 13 hereof.

In addition, upon the terms and conditions set forth herein, the Selling Stockholder grants to the Underwriters an option to purchase up to 487,500 additional shares of Common Stock. Each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be sold on the Additional Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares. The purchase price payable by the Underwriters for any Additional Shares is the purchase price per Share, less an amount per share equal to any dividends or distributions declared by the Company on its Common Stock and payable on the Firm Shares but not on the Additional Shares.
3.Terms of Public Offering. The Selling Stockholder has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement is filed with the Commission and this Agreement has become effective as in the Underwriters’ judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

Not later than 11:59 a.m., New York, New York time, on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, at the Company’s expense, copies of the Prospectus in such quantities and at such places as the Representatives shall request.
4.Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, TX 75201 at 10:00 a.m., New York, New York time, on March 10, 2015, or such other place, time and date not later than 1:30 p.m., New York, New York time, on March 15, 2015 as the Representatives shall designate by notice to the Company and the Selling Stockholder (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representatives, the Company and the Selling Stockholder. The Company and the Selling Stockholder hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company, the Selling Stockholder or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 13 hereof.

Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, TX 75201 at 10:00 a.m., New York, New York time, on such date or dates (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than one nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representatives on behalf of the Underwriters to the Company and the Selling Stockholder, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the accounts (together with the related account holder information and respective denominations) to which the Additional Shares are to be delivered. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you, the Company and the Selling Stockholder.
The Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you in book entry form on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefore by wire transfer of immediately available funds to accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Selling Stockholder. Payment for the Shares sold by the Selling Stockholder hereunder shall be delivered by the Representatives to the Selling Stockholder. Delivery of the Firm Shares and any Additional Shares shall be made through the facilities of The Depository Trust Company to the accounts specified by the Representatives not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, unless the Representatives and the Selling Stockholder shall otherwise agree.
It is understood that the Representatives have been authorized, for their own respective accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase. Each Representative, individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
5.Covenants and Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

(a)The Company will advise you promptly and, if requested by you, will confirm such advice in writing (i) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b), (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes, (v) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed, and (vi) within the period of time referred to in Section 5(h) hereof, of any change in the Company’s condition (financial or other), business, properties, net worth or results of operations, or of any event that comes to the attention of the Company, in each case that makes any statement made in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will file with the Commission the Prospectus in accordance with Rule 424(b) before the close of business on the second business day immediately following the date hereof and will provide the Underwriters, without charge, copies of the form of such Prospectus, in such number as the Underwriters may reasonably request.

(b)The Company will furnish to you, without charge, four signed duplicate copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c)The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Act or requested by the Commission.

(d)The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for Underwriters and obtain your consent prior to filing any of those with the Commission.

(e)The Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without your prior consent.

(f)The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g)Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(h) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

(h)As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer, and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(i)The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.

(j)The Company will make generally available to its security holders a consolidated earnings statement covering a twelve-month period commencing with the first fiscal quarter after the “effective date” (as defined in Rule 158 promulgated under the Act) of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and the provisions of Rule 158 promulgated under the Act, it being understood and agreed that such earnings statement shall be deemed to have been made available by the Company if the Company is in compliance with its reporting obligations pursuant to the Exchange Act, if such compliance satisfies the conditions of Rule 158, and if such earnings statement is made available on EDGAR.

(k)For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus, the Company will not, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Stifel, Nicolaus & Company, Incorporated on behalf of the Underwriters. Notwithstanding the foregoing, if (A) during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or other press release of material information or a material event relating to the Company occurs or (B) prior to the expiration of the 90-day lock-up period, the Company announces that it will release its earnings results during the 16-day period beginning on the last day of the 90-day lock-up period, the 90-day lock-up period shall be extended by, and the restrictions imposed by this Agreement will continue to apply until the expiration of, the 18-day period beginning on the date of the issuance of the earnings or other press release or the occurrence of the material event; provided, however, that such extension of the lock-up period shall not apply if, (x) the Underwriters meet the requirements set forth in paragraph (a)(1)(iii) of Rule 139 under the Act, (y) at the expiration of the 90-day lock-up period, the Common Stock are “actively traded securities” (as defined in Regulation M under the Exchange Act) and (z) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Act in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual. If the lock-up period is so extended, the Company shall not engage in any transaction that may be restricted by this Agreement during the extended lock-up period unless the Company requests and receives prior written confirmation from the Representatives that the restrictions imposed by this Agreement have expired. The Company shall promptly notify the Representatives of any earnings release or press release or event that may give rise to an extension of the initial 90-day lock-up period.

The restrictions contained in the preceding paragraph shall not apply to (1) the Shares to be sold hereunder, (2) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, settlement of restricted stock or the conversion of a security outstanding on the date hereof pursuant to stock plans or otherwise and disclosed in the Time of Sale Information, (3) the issuance by the Company of shares, restricted stock, or options to purchase shares of Common Stock pursuant to the Company’s equity plans disclosed in the Time of Sale Information, (4) the filing by the Company of a registration statement on Form S-8 or a successor form thereto described in the Preliminary Prospectus and the Time of Sale Information pertaining to the Company’s employee benefit plans and (5) beginning on the day that is 61 days from the date hereof, the issuance of Common Stock directly to a seller or sellers of a business or assets as part of the purchase price in connection with acquisitions thereof by the Company, provided that the aggregate number of shares of Common Stock that the Company may offer pursuant to this clause (5) shall not exceed 5% of the total number of shares of Common Stock issued and outstanding as of the date hereof and provided, further, that the Company shall cause all such recipients of shares of Common Stock pursuant to this clause (5) to enter into a “lock-up” agreement substantially in the form of Exhibit A hereto (each, a “Lock-Up Agreement”) pursuant to which such recipient will be agree to be subject to all of the restrictions set forth therein for the remainder of the lock-up period set forth in the above paragraph; provided, further, that in the case of clauses (2) and (3) of this paragraph, the Company shall cause all officers and directors that are recipients of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock to enter into a Lock-Up Agreement. For purposes of this Agreement insofar as it relates to Lock-Up Agreements, “officer” has the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act.
The Company will further cause each officer and director to furnish to the Representatives a Lock-Up Agreement prior to the date hereof. Any transfers, sales or other actions taken by any such officer or director that is not in violation of his Lock-Up Agreement shall not be deemed to be an action of the Company that is prohibited by the first paragraph of this clause (k) solely by virtue of his status as an officer or director.
(l)Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus; provided, however, the Company will be deemed to have furnished such financial statements or information to the extent it is made publicly available on EDGAR.

(m)The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(n)The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(o)The Company will timely file with the NASDAQ Global Select Market (“NASDAQ”) all documents and notices required by the NASDAQ of companies that have or will issue securities that are traded on the NASDAQ.

(p)The Company has engaged and shall maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

6.Covenants and Agreements of the Selling Stockholder. The Selling Stockholder covenants and agrees with the several Underwriters as follows:

(a)If this Agreement shall be terminated by the Underwriters pursuant to clause (i) of Section 14 hereof or because of any inability, failure or refusal on the part of the Company or the Selling Stockholder to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Selling Stockholder agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

(b)For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus, the Selling Stockholder will not, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Stifel, Nicolaus & Company, Incorporated on behalf of the Underwriters. Notwithstanding the foregoing, if (A) during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or other press release of material information or a material event relating to the Company occurs or (B) prior to the expiration of the 90-day lock-up period, the Company announces that it will release its earnings results during the 16-day period beginning on the last day of the 90-day lock-up period, the 90-day lock-up period shall be extended by, and the restrictions imposed by this Agreement will continue to apply until the expiration of, the 18-day period beginning on the date of the issuance of the earnings or other press release or the occurrence of the material event; provided, however, that such extension of the lock-up period shall not apply if, (x) the Underwriters meet the requirements set forth in paragraph (a)(1)(iii) of Rule 139 under the Act, (y) at the expiration of the 90-day lock-up period, the Common Stock are “actively traded securities” (as defined in Regulation M under the Exchange Act) and (z) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Act in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual. If the lock-up period is so extended, the Company shall so advise the Selling Stockholder and the Selling Stockholder shall not engage in any transaction that may be restricted by this Agreement during the extended lock-up period unless the Selling Stockholder requests and receives prior written confirmation from the Representatives that the restrictions imposed by this Agreement have expired. The restrictions contained in this paragraph shall not apply to the Shares to be sold hereunder.

(c)The Shares to be sold by the Selling Stockholder hereunder are subject to the interest of the Underwriters, the arrangements made by the Selling Stockholder pursuant hereto are to that extent irrevocable, and the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, or by the death or incapacity of any executor or trustee or the termination of the Selling Stockholder, or the occurrence of any other event.

(d)Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” relating to the Shares.

(e)The Selling Stockholder shall deliver to the Representatives, prior to the Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof).

(f)The Selling Stockholder will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

7.Representations and Warranties of the Company. The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a)The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Shares, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Registration Statement is effective under the Act.

(b)The Registration Statement conformed, and any amendment to the Registration Statement filed after the date hereof will conform, when filed to the requirements of the Act in all material respects. The Preliminary Prospectus conformed, and the Prospectus will conform, when filed with the Commission pursuant to Rule 424(b), to the requirements of the Act in all material respects.

(c)Except for statements in such documents which do not constitute part of such documents pursuant to Rule 412 of the Act and after substituting therefor any statements modifying or superseding such excluded statements, neither the Registration Statement nor the Preliminary Prospectus contains any untrue statement of a material fact, and neither the Registration Statement nor the Preliminary Prospectus omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or Preliminary Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood that the only such information furnished by any Underwriter is that described in Section 10 hereof.

(d)Except for statements in the Prospectus which do not constitute part of the Prospectus pursuant to Rule 412 of the Act and after substituting therefor any statements modifying or superseding such excluded statements, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood that the only such information furnished by any Underwriter is that described in Section 10 hereof.

(e)Except for statements in the Time of Sale Information which do not constitute part of the Time of Sale Information pursuant to Rule 412 of the Act and after substituting therefor any statements modifying or superseding such excluded statements, the Time of Sale Information does not, and will not at the time of sale of the Shares, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood that the only such information furnished by any Underwriter is that described in Section 10 hereof.

(f)Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 under the Act), when considered together with the Time of Sale Information at the time of sale of the Shares, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. The Company has not prepared, used or referred to any Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act.

(h)The authorized capital stock of the Company was and is as set forth in the Time of Sale Information and the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company, including the Shares, have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Time of Sale Information and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the capital stock of the Company and the Shares conform to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto).

(i)Each of the Company and its subsidiaries is duly organized and validly existing as a corporation, limited liability company or other organization in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or business prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(j)The issued shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company or a direct or indirect wholly-owned subsidiary of the Company, free and clear of any security interests, liens, encumbrances, equities or claims, except such security interests, liens, encumbrances, equities or claims arising under agreements disclosed in the Time of Sale Information. The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in the Registration Statement. As used in this Agreement, subsidiaries shall mean majority or wholly owned direct and indirect subsidiaries of the Company.

(k)There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required in all material respects. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened, against or involving the Company or its subsidiaries or, to the best knowledge of the Company, any of the property of the Company or its subsidiaries, which, if determined adversely to the Company or its subsidiaries, would reasonably be expected to, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Act in all material respects. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company under any of such contracts, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(l)Neither the Company nor any of its subsidiaries is (i) in violation of (A) its certificate of incorporation or bylaws, or other organizational documents (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would reasonably be expected to have a Material Adverse Effect or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, the violation of which would reasonably be expected to have a Material Adverse Effect; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would reasonably be expected to have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such Existing Instruments or that, with notice or lapse of time or both, would constitute such an event of default except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(m)This Agreement has been duly and validly executed and delivered by the Company, and the Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(n)None of the offering or sale of the Shares by the Selling Stockholder, the execution, delivery or performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA’s clearance of the underwriting terms of the offering contemplated hereby if and as required under FINRA’s Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s certificate of incorporation or the Company’s bylaws or any agreement, indenture, mortgage, deed of trust, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except, with respect to each of the foregoing clauses (i) through (iv), for such conflicts, violations, breaches, defaults, liens, charges or encumbrances that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time (or both) would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o)Except as described in the Time of Sale Information and the Prospectus, and except for stock grants and options to purchase capital stock issued pursuant to the Company’s stock option or other equity incentive plans described therein, neither the Company nor any of its subsidiaries has outstanding and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company or other person has rights to the registration of any securities of the Company, other than as described in the Time of Sale Information and the Prospectus, as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(p)KPMG LLP (“KPMG”), the independent registered public accounting firm that has audited the financial statements (including the related notes thereto and supporting schedules) of the Company incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants and registered with the Public Company Accounting Oversight Board to the extent required by the Act.

(q)The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. Except as disclosed in the Registration Statement, no other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement. All disclosures contained in the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with all applicable regulations, including but not limited to Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, and present fairly in all material respects the information shown therein and the Company’s basis for using such measures.

(r)Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations not in the ordinary course of business, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business that would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock (other than regular quarterly dividends consistent with the amounts per share paid during the immediately preceding quarter), and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any change (actual or, to the knowledge of the Company, pending) that would reasonably be expected to constitute a Material Adverse Effect or any development involving, or that would reasonably be expected to result in, a Material Adverse Effect, in each case with respect to this clause (v), whether or not arising in the ordinary course of business.

(s)All offers and sales of the Company’s capital stock and other debt or other securities during the ten years prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(t)Upon consummation of the offering contemplated hereby, the Company will be in compliance with the designation and maintenance criteria applicable to NASDAQ issuers.

(u)Other than excepted activity pursuant to Regulation M under the Exchange Act disclosed in advance in writing to the Representatives, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

(v)The Company and each of its subsidiaries have filed all tax returns required to be filed (other than tax returns, as to which the failure to file, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect), which returns are complete and correct, in all material respects, and neither the Company nor any subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto, except (i) for any such tax that is currently being contested in good faith by appropriate proceedings and for which the Company and its subsidiaries retain adequate reserves in accordance with GAAP and (ii) where such default or failure to pay or settle would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Time of Sale Information and the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably would be expected to result in a proposed deficiency for any other period not so audited which would give rise to a Material Adverse Effect. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period.

(w)Except as set forth in the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary, on the other hand, that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(x)The Company is not and, after giving effect to the offering and sale of the Shares in accordance with this Agreement, will not be an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(y)Each of the Company and its subsidiaries has good and valid title to all of its property (real and personal) material to the business of the Company and its subsidiaries, taken as a whole, or described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Time of Sale Information and the Prospectus, (ii) such as would not reasonably be expected to materially interfere with the use made or proposed to be made of the property or the conduct of the business of the Company or (iii) such as would not reasonably be expected to result in a Material Adverse Effect. All properties (real and personal) held under lease by the Company and its subsidiaries are held by the Company and its subsidiaries under valid, subsisting and enforceable leases with only such exceptions as in the aggregate have not had and would not reasonably be expected to (A) materially interfere with the use made or proposed to be made of the properties or the conduct of the business of the Company or (B) result in a Material Adverse Effect.

(z)Each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the

Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permit has not had and would not reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in compliance with all of its obligations with respect to each such permit and is not in violation of any of its permits, and no event has occurred that allows, or after notice or lapse of time (or both) would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Time of Sale Information and the Prospectus and except in each case as has not had and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Time of Sale Information and the Prospectus or as has not had and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

(aa)The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, (i) no material weakness has been identified in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting has been identified that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(bb)    The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised in a timely manner of (i) all known significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; since the date of the most recent evaluation of such disclosure controls and procedures, except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company and its subsidiaries are, and the Company has taken all necessary actions to ensure that the Company’s directors and officers in their capacities as such are, each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and NASDAQ promulgated thereunder.

(cc)    The Company and, to the knowledge of the Company, the Company’s directors or executive officers, in their capacities as such, are each in compliance in all material respects with Section 402 of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(dd)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”) or the U.K. Bribery Act of 2010, as amended, and the rules and regulations thereunder (the “U.K. Bribery Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act or the U.K. Bribery Act; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act and the U.K. Bribery Act, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(ee)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria) (each a “Sanctioned Person”). For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Sanctioned Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ff)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the “United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” or the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the foregoing is pending or, to the knowledge of the Company, threatened.

(gg)    Except for any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (i) no labor problem or dispute with the employees of the Company or any of its subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent and (ii) the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors. The Company is not aware that any key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or any of its subsidiaries. There is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries. Except for matters which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (I) neither the Company nor any of its subsidiaries has engaged in any unfair labor practice, and (II) to the Company’s knowledge, (x) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (y) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

(hh)    The Company and its subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, except where such noncompliance with Environmental Laws, failure to receive required permits or failure to comply with the terms and conditions of such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Neither the Company nor any of its subsidiaries own, lease or occupy any property that appears on any list of hazardous sites compiled by any state or local governmental agency. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii)    Each of the Company and its subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its subsidiaries conduct all or any material part of its business, and the Company has not, except as described in the Registration Statement, the Time of Sale Information and the Prospectus Supplement, created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and would not reasonably be expected to have a Material Adverse Effect; there is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property and the Company and its subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. Neither the Company nor any of its subsidiaries has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(jj)    The Company and each of its subsidiaries are insured by insurers that the Company has no reason to believe are not of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(kk)    The Company and its subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”), of which the Company or such subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(ll)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(mm)    The Company and each of its subsidiaries complies, in all material respects, with its privacy policies and all third-party obligations and applicable laws regarding its collection, use, transfer, storage, protection, disposal and disclosure (as applicable) and its subsidiaries of personally identifiable information, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, and there has been no material unauthorized access to or other misuse of such information.

(nn)    Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(oo)    Except for such rights as have been duly exercised or waived, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the sale of the Shares by the Selling Stockholder hereunder.

(pp)    Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares by the Selling Stockholder shall be deemed a representation and warranty by the Company (and not a representation or warranty by the signing officer in his or her individual capacity), as to matters covered thereby, to each Underwriter.
(qq)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

The Company acknowledges that for purposes of the opinions to be delivered to the Underwriters pursuant to Section 10 of this Agreement, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations, and the Company hereby consents to such reliance.
8.Representations and Warranties of the Selling Stockholder. The Selling Stockholder hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a)The Selling Stockholder has been properly formed and is a validly existing trust under the laws of its state of formation.

(b)The Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder.

(c)Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” relating to the Shares.

(d)The Selling Stockholder has good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares, free and clear of all liens, encumbrances, equities or claims.

(e)Upon payment for the Shares sold by the Selling Stockholder, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depositary Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f)This Agreement has been duly and validly executed and delivered by the Selling Stockholder, and the Selling Stockholder’s execution and delivery of this Agreement and the performance by the Selling Stockholder of its obligations under this Agreement have been duly and validly authorized by the Selling Stockholder, and this Agreement constitutes a valid and legally binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(g)None of the offering or sale of the Shares by the Selling Stockholder, the execution, delivery or performance of this Agreement by the Selling Stockholder nor the consummation of the transactions contemplated (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official having jurisdiction over the Selling Stockholder or any of its properties or assets (except such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA’s clearance of the underwriting terms of the offering contemplated hereby if and as required under FINRA’s Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the deed of trust (or similar organizational documents) of the Selling Stockholder or any agreement, indenture, mortgage, deed of trust, lease or other instrument to which the Selling Stockholder is a party, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Selling Stockholder, or (iv) results in a breach of, or default under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, or requires the consent of any other party to, any Existing Instrument to which the Selling Stockholder is a party or by which any of its properties may be bound, except, with respect to each of the foregoing clauses (i) through (iv), for such conflicts, violations, breaches, defaults, liens, charges or encumbrances that would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Selling Stockholder to fulfill its obligations under this Agreement.

(h)There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Selling Stockholder, threatened, against or involving the Selling Stockholder or any property of the Selling Stockholder, which, if determined adversely to the Selling Stockholder, would reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Selling Stockholder to fulfill its obligations under this Agreement, nor to the Selling Stockholder’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation.

(i)Except for statements in such documents which do not constitute part of such documents pursuant to Rule 412 of the Act and after substituting therefor any statements modifying or superseding such excluded statements, neither the Registration Statement nor the Preliminary Prospectus contains any untrue statement of a material fact, and neither the Registration Statement nor the Preliminary Prospectus omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the representations and warranties set forth in this Section 8(i) only apply to statements or omissions in the Registration Statement and the Preliminary Prospectus with reference to information relating to the Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use therein (the “Selling Stockholder Information.”) Each of the Company, the Selling Stockholder and the Underwriters acknowledges and agrees that for all purposes of this Agreement, the only Selling Stockholder Information is the statements pertaining to the Selling Stockholder and the number of shares owned and the number of shares proposed to be sold by the Selling Stockholder under the caption “Selling Stockholder” in the Time of Sale Prospectus and the Prospectus.

(j)Except for statements in the Prospectus which do not constitute part of the Prospectus pursuant to Rule 412 of the Act and after substituting therefor any statements modifying or superseding such excluded statements, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 8(j) only apply to statements or omissions in the Registration Statement and the Preliminary Prospectus with reference to Selling Stockholder Information.

(k)Except for statements in the Time of Sale Information which do not constitute part of the Time of Sale Information pursuant to Rule 412 of the Act and after substituting therefor any statements modifying or superseding such excluded statements, the Time of Sale Information does not, and will not at the time of sale of the Shares, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 8(k) only apply to statements or omissions in the Registration Statement and the Preliminary Prospectus with reference to Selling Stockholder Information.

(l)Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 under the Act), when considered together with the Time of Sale Information at the time of sale of the Shares, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 8(l) only apply to statements or omissions in the Registration Statement and the Preliminary Prospectus with reference to Selling Stockholder Information.

(m)The Selling Stockholder is not prompted to sell the Shares by any information concerning the Company that is not set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(n)The Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o)The Selling Stockholder is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, the Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(p)The sale of the Shares by the Selling Stockholder does not violate any of the Company’s internal policies regarding the sale of stock by its affiliates.

(q)The Selling Stockholder will not directly or indirectly use the proceeds from the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any Sanctioned Person.

(r)Any certificate signed by the trustee of the Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Selling Stockholder (and not a representation or warranty by the signing trustee in his individual capacity), as to matters covered thereby, to each Underwriter.

The Selling Stockholder acknowledges that for purposes of the opinions to be delivered to the Underwriters pursuant to Section 10 of this Agreement, counsel to the Company, counsel to the Selling

Stockholder and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations, and the Selling Stockholder hereby consents to such reliance.
9.Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Selling Stockholder agrees to pay or cause to be paid the following expenses incidental to the performance of the obligations of the Company and the Selling Stockholder under this Agreement: (i) the fees, disbursements and expenses of the Company’s counsel, the Selling Stockholder’s counsel and the Company’s accountants and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, the Blue Sky memoranda, the Master Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith (such fees and expenses of counsel not to exceed $5,000); (iv) all expenses in connection with the preparation of offering materials or the registration or qualification of the Shares for offering and sale under applicable securities laws of Canada or its respective provinces in which the Shares may be offered for sale, including any applicable filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith; (v) the cost of preparing stock certificates, if any; (vi) the costs and charges of any transfer agent or registrar; (vii) the cost of the tax stamps, if any, in connection with the delivery of the Shares to the respective Underwriters; (viii) all other fees, costs and expenses incident to the performance by the Company or the Selling Stockholder of their obligations under this Agreement; and (ix) the transportation (including, but not limited to the cost of private or charter aircraft, if any used in connection with the road show), lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the road show for the offering contemplated hereby (but excluding the Underwriters’ direct travel and hotel costs).

Except as provided in this Section 9 and in Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 6(a) hereof, the Selling Stockholder agrees to reimburse the Underwriters as provided in Section 6(a).
The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Company or the Selling Stockholder may otherwise have for the allocation of such expenses among themselves.
10.Indemnification and Contribution.

(a)Subject to the limitations set forth in this Section 10, the Company and the Selling Stockholder, jointly and severally, agree to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Underwriter Parties”) from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and reasonable attorneys’ fees and expenses (collectively, “Damages”), arising out of or based upon (i) (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus (or any amendment or supplement thereto), the Time of Sale Information, any Issuer Free Writing Prospectus, any road show as defined in Rule 433(h) under the Act (a “road show”) or the Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each applicable case, after giving effect to Rule 412 under the Act, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Company by or on behalf of (1) any Underwriter through the Representatives specifically for inclusion therein, it being understood that the only such information furnished by any Underwriter is that described below in Section 10(d) or (2) the Selling Stockholder specifically for inclusion therein, or (ii) any inaccuracy in or breach of the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law. Except as set forth in Section 10(c), the Company and the Selling Stockholder shall reimburse each Underwriter Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Party in connection with investigating or defending or preparing to defend against any such Damages as such expenses are incurred. This indemnification shall be in addition to any liability that the Company and the Selling Stockholder may otherwise have.

(b)Subject to the limitations set forth in this Section 10, the Selling Stockholder agrees to indemnify and hold harmless the Underwriter Parties from and against any and all Damages arising out of or based upon (i) (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus (or any amendment or supplement thereto), the Time of Sale Information, any Issuer Free Writing Prospectus, any road show or the Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each applicable case, after giving effect to Rule 412 under the Act, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood that the only such information furnished by any Underwriter is that described below in Section 10(d), or (ii) any inaccuracy in or breach of the representations and warranties of the Selling Stockholder contained herein or any failure of the Selling Stockholder to perform its obligations hereunder or under law. Except as set forth in Section 10(c), the Selling Stockholder shall reimburse each Underwriter Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Party in connection with investigating or defending or preparing to defend against any such Damages as such expenses are incurred. This indemnification shall be in addition to any liability that the Selling Stockholder may otherwise have.

(c)If any action or claim shall be brought against any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(d), such person (the “indemnified party”) shall promptly notify in writing each person against whom such indemnity may be sought (each an “indemnifying party” and, together, the “indemnifying parties”) (provided, however, that the failure to notify the indemnifying party under this Section 10(c) shall not relieve the indemnifying party from any liability which it may have under this Section 10(c) except to the extent it has been materially prejudiced by such failure), and the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably acceptable to such indemnified party; provided, however, that the indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party has failed promptly to employ counsel reasonably acceptable to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party), (iv) the indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to another indemnified party, or (v) the named parties in any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party), and in any of which events all such fees and expenses shall be borne by the indemnifying parties and shall be paid promptly as they are incurred (but the indemnifying party shall not be liable for the fees and expenses of more than one counsel firm (in addition to any local counsel) for the indemnified party). The indemnifying party shall not be liable for any settlement of any such action effected without its written consent (such consent not to be unreasonably withheld), but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified parties from and against any Damage by reason of such settlement or judgment, but (A) in the case of a judgment against the Underwriter Parties in respect of which indemnity may be sought against the Company, only to the extent stated in Section 10(a), (B) in the case of a judgment against the Underwriter Parties in respect of which indemnity may be sought against the Selling Stockholder, only to the extent stated in Sections 10(a) and 10(b), and (C) in the case of a judgment against the Company Parties (as defined below) or the Selling Stockholder Parties (as defined below) in respect of which indemnity may be sought against the Underwriters, only to the extent stated in Section 10(d).

(d)Subject to the limitations set forth in this Section 10, each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Selling Stockholder and any person who controls the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Selling Stockholder Parties”) and the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Company Parties”), to the same extent as the foregoing indemnities from the Company and the Selling Stockholder to the Underwriter Parties, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, any road show or any Preliminary Prospectus, or any amendment or supplement thereto. The Company and the Selling Stockholder acknowledge that the concession figures appearing in the fourth paragraph under the caption “Underwriting,” the names of each of the Underwriters and number of Shares being offered by each such Underwriter in the table immediately below the first paragraph under the caption “Underwriting,” and the information contained in the “Short Sales, Stabilizing Transactions and Penalty Bids” section under the caption “Underwriting” in any Prospectus constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf for inclusion in the Registration Statement, the Prospectus, the Time of Sale Information,

any Issuer Free Writing Prospectus, any road show or any Preliminary Prospectus, or any amendment or supplement thereto.

(e)In any event, the Company and the Selling Stockholder will not, without the prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not a Representative or any person who controls a Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding and contains no admission of any culpability of any of the Underwriters.

(f)If the indemnification provided for in this Section 10 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or indemnifying parties, on the one hand, and the indemnified party or indemnified parties, on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the indemnifying party or indemnifying parties, on the one hand, and the indemnified party or indemnified parties, on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Selling Stockholder, on the one hand, or the Underwriters, on the other hand, from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Selling Stockholder, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10(f) was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(f), no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10(f) are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 13 hereof) and not joint. The Company’s and the Selling Stockholder’s obligation to contribute pursuant to this Section 10(f) are joint and several to the extent such obligation arises out the indemnification provided for in Section 10(a).
(g)Notwithstanding Section 10(c), any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 10 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 10 and the representations and warranties of the Company and the Selling Stockholder set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of an Underwriter Party, a Selling Stockholder Party or a Company Party, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, to the Selling Stockholder or any person controlling the Selling Stockholder, or to the Company or any person controlling the Company shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10.

11.Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

(a)All filings required by Rules 424(b), 430A, 430B and 462 under the Act shall have been timely made.

(b)You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (i) there shall not have been any change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iii) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that if adversely determined would reasonably be expected to have a Material Adverse Effect or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (iv) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or business prospects of the Company or its subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

(c)You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Scudder Law Firm, P.C., L.L.O., counsel to the Company, in the form previously agreed to with your counsel.

(d)You shall have received on the Closing Date (and the Additional Closing Date, if any) the opinions of Scudder Law Firm, P.C., L.L.O. and Thompson Coburn LLP, counsel to the Selling Stockholder, each in the form previously agreed to with your counsel.
(e)You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Vinson & Elkins, L.L.P., as counsel for the Underwriters, dated the Closing Date or Additional

Closing Date, as the case may be, with respect to the sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
(f)You shall have received letters addressed to you and dated the date hereof and the Closing Date and the Additional Closing Date, as the case may be, from KPMG, the Company’s independent registered public accounting firm, substantially in the form heretofore approved by you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company and the Selling Stockholder contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received (A) a certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 11(g) and in Sections 11(b) and 11(h) hereof, with respect to the Company and (B) a certificate, dated the Closing Date and signed by, or on behalf of, the Selling Stockholder to the effect set forth in this Section 11(g)(v) and in Section 11(h) hereof, with respect to the Selling Stockholder.

(h)The Company and the Selling Stockholder shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(i)The Company and the Selling Stockholder shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(j)At or prior to the date hereof, you shall have received a Lock-Up Agreement from each of the Company’s officers and directors, which Lock-Up Agreements shall be in full force and effect as of the date hereof.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 11, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 11 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c), (d) and (e) shall be revised to reflect the sale of Additional Shares.
If any of the conditions hereinabove provided for in this Section 11 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.
12.Effective Time of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

13.Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Master Agreement Among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Selling Stockholder for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case that does not result in termination of this Agreement, you and the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

14.Termination of Agreement. This Agreement shall be subject to termination in your discretion, without liability on the part of any Underwriter to the Company or the Selling Stockholder by notice to the Company and the Selling Stockholder, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NASDAQ (excluding temporary trading halts for the dissemination of information and trading suspensions or other restrictions referred to under clause (ii) of this Section 14), (ii) trading in securities generally on the NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company, the Selling Stockholder and their counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

15.Miscellaneous. Except as otherwise provided in Sections 5 and 14 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered:

(i)	to the Company

Heartland Express, Inc.
901 N. Kansas Avenue
North Liberty, Iowa 52317
Attention: John P. Cosaert

with a copy to
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Second Floor
Lincoln, Nebraska 68508
Attention: Mr. Mark Scudder

(ii)	to the Selling Stockholder

2009 Gerdin Heartland Trust UTA 07/15/2009
P.O. Box 480
Burke, South Dakota 57523
Attention: Mr. Lawrence D. Crouse, Trustee

with a copy to
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Second Floor
Lincoln, Nebraska 68508
Attention: Mr. Mark Scudder

(iii)	to the Underwriters

Stifel, Nicolaus & Company, Incorporated
One South Street, 17th Floor
Baltimore, Maryland 21202
Attention: Syndicate
and

Stifel, Nicolaus & Company, Incorporated
One South Street, 17th Floor
Baltimore, Maryland 21202
Attention: Mr. Michael Gilbert

and

Stephens Inc.
300 Crescent Court, Suite 600
Dallas, Texas 75201
Attention: Mr. Michael Miller

and
Stephens Inc.
111 Center Street
Little Rock, Arkansas 72201
Attention: Mr. Bill Keisler

with a copy to

Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
Attention: Mr. Alan Bogdanow

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and its directors and officers and the Selling Stockholder.
16.Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.
This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.
The Company, the Selling Stockholder and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.
17.No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Company and the Selling Stockholder acknowledge and agree that (i) nothing herein shall create a fiduciary or agency relationship between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to the Company or the Selling Stockholder in connection with this offering, the sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares; (iii) the relationship between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Selling Stockholder and the Underwriters based on discussions and arms’ length negotiations and the Company and the Selling Stockholder understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company and the Selling Stockholder shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company and the Selling Stockholder acknowledge that the Underwriters may have financial interests in the success of this public offering that are not limited to the difference between the price to the public and the purchase price paid to the Selling Stockholder for the shares and such interests may differ from the interests of the Selling Stockholder, and the Underwriters have no obligation to disclose, or account to the Selling Stockholder for any benefit they may derive from such additional financial interests. The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by the applicable law, any claims they may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, the Selling Stockholder or any of the other stockholders, managers, employees or creditors of the Company.

18.Research Analyst Independence. The Company and the Selling Stockholder acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Underwriters with respect to any discrepancy or conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholder by any Underwriter’s investment banking division. The Company and the Selling Stockholder acknowledge that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

Please confirm that the foregoing correctly sets forth the agreement between the Company, the Selling Stockholder and the several Underwriters.
Very truly yours,

HEARTLAND EXPRESS, INC.
/s/ John P. Cosaert
Name: John P. Cosaert
Title: Executive Vice President of Finance and
Chief Financial Officer

SELLING STOCKHOLDER:

2009 Gerdin Heartland Trust UTA 7/15/2009

/s/ Lawrence D. Crouse
Name: Lawrence D. Crouse
Title: Trustee

CONFIRMED as of the date first above mentioned, on behalf of the Representatives and the other several Underwriters named in Schedule I hereto.
STIFEL, NICOLAUS & COMPANY, INCORPORATED
By:    /s/ Sandy Stewart
Authorized Representative

STEPHENS INC.
By:    /s/ Michael Miller
Authorized Representative

WELLS FARGO SECURITIES, LLC

By:    /s/ David Herman
Authorized Representative
David Herman - Director

BB&T CAPITAL MARKETS, a division of BB&T SECURITIES, LLC

By:    /s/ Michael L. Essex
Authorized Representative
Michael L. Essex
Managing Director

US 3297123v.16

Schedule I

Name	Number of Firm Shares
Stifel, Nicolaus & Company, Incorporated	975,000
Stephens Inc.	975,000
Wells Fargo Securities, LLC	650,000
BB&T Capital Markets, a division of BB&T Securities, LLC	650,000
Total:	3,250,000

Schedule II

Free Writing Prospectuses
The electronic roadshow available at www.netroadshow.com
Pricing Information
Number of Firm Shares: 3,250,000
Number of Additional Shares: 487,500
Public Offering Price: $23.75 per share of Common Stock

Exhibit A

[SEE FORM UNDER SEPARATE COVER]

A-1

1
US 3304868v.9
Heartland Express, Inc.
Lock-Up Agreement
STIFEL, NICOLAUS & COMPANY, INCORPORATED
STEPHENS INC.
Wells Fargo Securities, LLC
BB&T Capital Markets, a division of BB&T Securities, LLC
As Representatives of the Several Underwriters
c/o Stifel, Nicolaus & Company, Incorporated
One South Street, 17th Floor
Baltimore, Maryland 21202
Re: Heartland Express, Inc. - Lock-Up Agreement
Ladies and Gentlemen:
The undersigned, an officer and/or director of Heartland Express, Inc., a Nevada corporation (the “Company”), or one of its subsidiaries, understands that Stifel, Nicolaus & Company, Incorporated, Stephens Inc., Wells Fargo Securities, LLC and BB&T Capital Markets, a division of BB&T Securities, LLC (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”), on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with the Company and the 2009 Gerdin Heartland Trust UTA 7/15/2009 (the “Selling Stockholder”), providing for a public offering (the “Public Offering”) of Shares (as defined in the Underwriting Agreement).
In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the final prospectus relating to the Public Offering (the “Lock-Up Period”), the undersigned agrees that, without the prior written consent of Stifel, Nicolaus & Company, Incorporated, the undersigned will not offer, sell, contract to sell, pledge, lend, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively the “Undersigned's Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to result in, or that reasonably could be expected to lead to, a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to or derives any significant part of its value from such

Shares. In addition, the undersigned agrees that, without the prior written consent of Stifel, Nicolaus & Company, Incorporated, the undersigned will not, during the Lock-Up Period, make any demand for, or exercise any right with respect to, the registration of the Undersigned’s Shares.
Notwithstanding the foregoing, the undersigned may, during the Lock-Up Period, transfer the Undersigned’s Shares (i) as a bona fide gift or gifts or by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, [or] (iii) to an entity in which more than fifty percent of the voting interests are owned by the undersigned or the undersigned’s family members (as defined in Section A.1(a)(5) of the General Instructions S-8 under the Securities Act of 1933, as amended (the “Securities Act”)), provided that the entity agrees to be bound in writing by the restrictions set forth herein, [or (iv) to a member of the undersigned’s immediate family, provided that the undersigned’s immediate family member agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value] 1; provided, however, that it shall be a condition of transfers pursuant to clauses (i), (ii) or (iii) above that such transfers are not required to be reported and are not voluntarily reported with the Securities and Exchange Commission (the “SEC”) on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and no other public filing or report regarding such transfer shall be required or shall be voluntarily made during the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. As of the date hereof, the Undersigned’s Shares are not, and for the duration of this Lock-Up Agreement the Undersigned’s Shares will not be, pledged, hypothecated, or granted as collateral or security for any obligation.
[In addition, notwithstanding the foregoing, during the Lock-Up Period, the undersigned may sell or otherwise dispose of the Undersigned’s Shares for the purpose of raising proceeds to cover or otherwise satisfying the reasonably estimated U.S. federal or state tax liability incurred by the undersigned as a result of the vesting, during the Lock-Up Period, of restricted shares of Common Stock outstanding on the date hereof pursuant to stock plans disclosed in the Time of Sale Information (as defined in the Underwriting Agreement), provided that each such transfer shall occur on or about the time of such vesting and shall be of an amount of the Undersigned’s Shares that raises gross proceeds that, as nearly as reasonably practicable, approximate such tax liability, and provided further that if the undersigned is required to make a filing under the Exchange Act reporting a reduction in beneficial ownership of the Undersigned’s Shares during the Lock-Up Period as a result of such sale or disposition, the undersigned shall include a statement in such report to the effect that the purpose of such sale or other disposition was to cover tax obligations of the undersigned in connection with the vesting of the undersigned’s restricted shares of Common Stock.]2

1NTD: Only include for Michael J. Gerdin, who serves as trustee of several GRATs established by his mother, Ann S. Gerdin, which hold Company common shares and make annuity payments in the form of Company common shares to her or to other trusts set up for her benefit, which would be covered by clause (ii).
2 NTD: Only include for John P. Cosaert, Thomas E. Hill and Dennis J. Wilkinson.

[Nothing contained herein shall prohibit (i) the sale of Common Stock by the Selling Stockholder (as defined in the Underwriting Agreement) to the Representatives as contemplated by the Underwriting Agreement or (ii) the undersigned from acting in his capacity as trustee of the Selling Stockholder with respect to such sale.] 3
Furthermore, the undersigned may, during the Lock-Up Period, sell shares of Common Stock purchased by the undersigned on the open market following the closing of the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the SEC and (ii) the undersigned does not otherwise voluntarily effect any public filing or report with the SEC regarding such sales.
If (x) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or other press release of material information or a material event relating to the Company occurs or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release its earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended by, and the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of, the 18-day period beginning on the issuance of the earnings or other press release or the occurrence of the material event; provided, however, that such extension of the lock-up period shall not apply if (1) the Underwriters meet the requirements set forth in paragraph (a)(1)(iii) of Rule 139 under the Securities Act, (2) at the expiration of the Lock-Up Period, the Common Stock are “actively traded securities” (as defined in Regulation M under the Exchange Act) and (3) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual.
The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares in violation of this Lock-Up Agreement.
The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions, and the Public Offering will only be made pursuant to the Underwriting Agreement. This Lock-Up Agreement shall automatically terminate and be of no further force and effect if (i) the Representatives advise the Company and the Selling Stockholder, or the Company or the Selling Stockholder advise the Representatives, in writing, that they or it will not proceed with the Public Offering, (ii) the Underwriting Agreement terminates before the sale of any Shares to the Underwriters, or (iii) the Underwriting Agreement has not been executed by the Company, the Selling Stockholder and the Representatives by March 15, 2015.
[Signature page follows.]

3 NTD: Only include for Lawrence Crouse.

US 3297123v.16

Very truly yours,

Signature: __________________________________
Print name:_________________________________

Title:______________________________________

Signature Page to Lock-Up Agreement